Exhibit 10.23(f)

OFFICE LEASE AGREEMENT

CALIFORNIA

PACIFIC CENTER

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the 20th day of October, 2014, by and between BIXBY TORRANCE, LLC, a Delaware limited liability company (“Landlord”) and EMMAUS LIFE SCIENCES, INC., a Delaware corporation (“Tenant”).  Pursuant to the terms of this Lease, Landlord agrees to lease the Premises (hereinafter defined) to Tenant and Tenant agrees to lease the Premises from Landlord. The Lease includes the following exhibits and attachments: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Building Rules and Regulations), Exhibit G (Statement of Tenant Regarding Lease Commencement), Exhibit H (Form of SNDA), EXHIBIT I (Form of Consent to Subletting), Exhibit J (Monument Signage), Rider No. 1 (Extension Option Rider), Rider No. 2 (Fair Market Rental Rate), and Rider No. 3 (Options in General).

1.                                       Basic Lease Information.

1.1                                 “Building” shall mean the building located at 21250 Hawthorne Boulevard, Torrance, California 90503, which Building is included within the one (1) building, eight (8) story office project commonly known as Pacific Center (the “Project”). As used herein, “Rentable Square Footage of the Building” is deemed to be 302,628 square feet. “Property” shall mean the Building and the parcel(s) of land on which it is located. “Common Areas” shall mean the portion of the Building and Property that are designated by Landlord for the common use of tenants and others.

1.2                                 “Premises” shall mean the area shown on Exhibit A to this Lease. The Premises are located on the eighth (8th) floor of the Building and known as Suite 875. The “Rentable Square Footage of the Premises” is deemed to be 5,836 square feet.

1.3                                 “Base Rent”:

Months of the Term	Annual Base Rent	Monthly Base Rent
1 – 12	$192,588.00	$16,049.00
13 – 24	$198,365.64	$16,530.47
25 – 36	$204,316.61	$17,026.38
37 – 48	$210,446.11	$17,537.18
49 – 52	$216,759.49	$18,063.29

1.4                                 “Tenant’s Pro Rata Share”: 1.93%. (5,836 square feet within the Premises / 302,628 square feet within the Building). Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

1.5                                 “Base Year” for Taxes:  2015; “Base Year” for Expenses:  2015.

1.6                                 “Term”: A period of fifty-two (52) months. Subject to Section 2, the Term shall commence on November 1, 2014 (the “Commencement Date”), and shall expire on February 28, 2019 (the “Expiration Date”), subject to earlier termination, if applicable, in accordance with the terms of this Lease. Tenant shall have one (1) option to extend the initial Term for an additional period of forty-eight (48) months, pursuant to and in accordance with the terms and conditions of Rider No. 1, Rider No. 2 and Rider No. 3 attached hereto.

1.7                                 “Security Deposit”:  $175,000.00, pursuant to Section 5 below.

1.8                                 “Broker(s)”:  Madison Partners (Tony Ranger and William G. Bloodgood) representing Landlord, and Studley (Luke Troedson) representing Tenant.

1.9                                 “Permitted Use”:  General office purposes.

1.10                           “Notice Addresses”:

Landlord:	Tenant:

c/o Bixby Land Company 2211 Michelson Drive, Suite 500 Irvine, California 92612 Attention: Vice President, Operations	Prior to Lease Commencement: 20725 S. Western Avenue, Suite 136 Torrance, CA 90501 Attention: Willis Lee

With a copy to:	After Lease Commencement:
21250 Hawthorne Boulevard, Suite 875
c/o Bixby Land Company 2211 Michelson Drive, Suite 500 Irvine, California 92612 Attention: Property Manager, Pacific Center	Torrance, California 90503 Attention: Willis Lee

1.11                           “Landlord Work” means the work that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.12                           “Parking”: Tenant shall purchase 3.5 parking passes for unreserved parking spaces per 1,000 rentable square feet of the Premises, for a total of twenty (20) parking passes for unreserved parking spaces (the “Unreserved Parking Passes”), all in locations designated by Landlord (or the parking operator) from time to time. The Unreserved Parking Passes shall be at the prevailing market rate, as determined by Landlord (or the parking operator) from time to time; provided, however, that the Unreserved Parking Passes shall be at no cost to Tenant during the initial Term and any subsequent renewal Term as provided herein, subject to the payment of Expenses attributable to the parking areas and to the provisions set forth in Section 28. Tenant agrees to pay for such parking passes as Additional Rent (defined in Section 3) under the Lease. Except as set forth in this Section 1.12 and Section 28 herein, Tenant’s use of such parking passes shall be subject to the Rules and Regulations as set forth in Exhibit D to the Lease.

1.13                           “Guarantor”:  None.

2.                                       Adjustment of Commencement Date; Possession.

2.1                                 Since Landlord is required to perform the Landlord Work prior to the Commencement Date: (a) the date set forth in Section 1.06 as the Commencement Date shall instead be defined as the “Target Commencement Date”; (b) the actual Commencement Date shall be the date which is the earlier to occur of (i) the date Tenant commences business operations in the initial Premises, and (ii) the date on which the Landlord Work in the initial Premises is Substantially Complete (as defined in the Work Letter attached hereto as Exhibit C), as reasonably determined by Landlord, provided, however, so long as Tenant does not commence business operations in the Premises, the actual Commencement Date shall not occur prior to the Target Commencement Date (November 1, 2014); and (c) the Expiration Date will be the last day of the Term as determined based upon the actual Commencement Date. Landlord’s failure to Substantially Complete the Landlord Work by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13 below) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (each a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay. It is further understood and agreed that if for any reason the Commencement Date occurs pursuant to the terms of this Lease on a day other than the first (1st) day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be an initial stub period which shall be added to the initial Term and Tenant shall pay all Rent (defined in Section 3 below) and other charges with respect to such stub period (on a prorated basis as referenced in Section 3 below) at the same rate applicable to the first (1st) full calendar month of this Lease.  Following such stub period and commencing as of the first (1st) day of the first (1st) full calendar month following the month in which the Commencement Date occurs, Tenant shall commence the payment of Rent and other charges payable hereunder as if the initial Term had actually commenced on such date. The use of the stub period described above is intended to provide for ease of administration and calculation of all amounts owed hereunder, it being agreed that all rental adjustments will be determined as of the first (1st) day of a calendar month and the Term of the Lease will end as of the last day of a calendar month (unless earlier terminated pursuant to the terms hereof).

2.2                                 Subject to Landlord performing the Landlord Work (including Landlord’s obligations set forth in Section 9 of the Work Letter attached hereto as Exhibit C), the Premises are accepted by Tenant in “AS-IS” condition and configuration without any representations or warranties by Landlord. Landlord shall not be liable for any failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party. In such event, the Commencement Date for such space shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. Notwithstanding the foregoing, Landlord shall cause the Premises to be thoroughly cleaned immediately following Substantial Completion of the Landlord Work, and Landlord shall deliver the Premises to Tenant in broom clean condition.

2.3                                 Within 30 days after the Commencement Date, Tenant shall return an executed Statement of Tenant Regarding Lease Commencement in the form attached hereto as Exhibit G. The Statement of Tenant Regarding Lease Commencement shall be binding upon Tenant unless Tenant objects thereto in writing within such 30 day period.

2.4                                 Commencing upon the full execution and delivery of this Lease, and continuing until the Commencement Date (the “Early Access Period”),  and so long as (i) Landlord has received the first (1st) installment of Monthly Base Rent pursuant to Section 3 below, and the Security Deposit pursuant to Section 5 below (to be maintained pursuant to the terms of Section 5 below), and (ii) Landlord has received insurance certificates evidencing that Tenant is carrying the insurance required to be carried by Tenant pursuant to the terms of Section 14 of this Lease, Tenant shall have the right to access the Premises for the purpose of installing Tenant’s furniture, fixtures and equipment therein; provided, however, that during such Early Access Period, all of the terms and conditions of this Lease shall apply, including, without limitation, Tenant’s obligation to pay to Landlord all sums and charges required to be paid by Tenant under this Lease, provided, further, that so long as Tenant does not commence the operation of business in the Premises, Tenant shall not be required to pay Monthly Base Rent or Tenant’s Pro Rata Share of Expenses and Taxes during the Early Access Period.  Further, any work to be performed by Tenant or its contractors within the Premises shall be performed in strict accordance with the terms of Section 9 of this Lease, including obtaining Landlord’s prior approval of plans for any cabling, wiring or other work which may affect systems or structure or be visible from outside the Premises and causing all contractors to comply with the Property’s construction rules and regulations. In connection with any such entry, Tenant acknowledges and agrees that Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or its agents or representatives in performing work at the Property, the Building and the Premises, or interfere with the general operation of the Building and/or the Property, and all work shall be performed in full compliance with the terms and conditions of the then current construction rules and regulations at the Building. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord’s written notice, then Landlord may revoke Tenant’s entry rights upon twenty-four (24) hours prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of this Lease, excluding only the covenant to pay rent (until the occurrence of the Commencement Date, or upon such earlier date as Tenant may commence business operations within the Premises). Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant’s work made in or about the Premises in connection with such entry or to any property placed therein prior to the Commencement Date, the same being at Tenant’s sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, caused by Tenant or any of Tenant’s employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s entry or work during the Early Access Period.

2.5                                 It is hereby acknowledged and agreed that concurrently herewith Tenant plans to enter into a sublease (the “Sublease”) with respect to that certain space located on the eighth (8th) floor of the Building, consisting of approximately 7,493 rentable square feet, and designated as Suite 800 (the “Must-Take Premises”).  The Must-Take Premises are currently leased by Flipswap, Inc. (“Flipswap”), and Flipswap will therefore be the sublessor under the terms of the Sublease, and the Must-Take Premises are subject to the existing lease by and between Landlord and Flipswap (the “Flipswap Lease”). Concurrently herewith, Landlord, Tenant and Flipswap shall enter into a consent to the Sublease (the “Consent”), in the form attached hereto as Exhibit I, which Consent shall include Flipswap’s agreement to allow the Landlord Work to be constructed within the Must-Take Premises, pursuant to the Work Letter attached hereto as Exhibit C.  It is expressly agreed that the effectiveness of this Lease is subject to and conditioned upon (i) the full execution and delivery of the Sublease by Tenant and Flipswap (which shall a matter solely between Tenant and Flipswap), and (ii) the full execution and delivery of the Consent by Landlord, Tenant and Flipswap.

(a)                                  It is acknowledged that throughout the term of the Sublease, Tenant shall occupy the Must- Take Premises subject to and in accordance with the terms of the Sublease. The Flipswap Lease, the Sublease and the Consent will expire effective December 31, 2015, and will thereafter be terminated for all purposes, except for any liabilities or obligations which specifically survive the termination of the Flipswap Lease, the Sublease, and the Consent in accordance with their respective terms. Commencing January 1, 2016 (the “Must-Take Commencement Date”), Tenant shall lease from Landlord, and Landlord shall lease to Tenant, the Must-Take Premises in accordance with the terms and conditions of this Lease, and accordingly the Must-Take Premises shall become a part of the initial Premises leased by Tenant pursuant to the terms of this Lease.  The Term with respect to the Must-Take Premises shall end concurrently with the expiration of the Term of the initial Premises, unless sooner terminated or extended pursuant to this Lease.

(b)                                 Tenant’s obligation to pay Base Rent for the Must-Take Premises (the “Must-Take Base Rent”) under this Lease shall commence on the Must-Take Commencement Date. The Must-Take Base Rent shall be payable at the same monthly rental rate per rentable square foot in effect with respect to the initial Premises on the Must-Take Commencement Date, and shall thereafter be increased concurrently with the increases in the Base Rent for the initial Premises, so that the monthly rental rate per rentable square foot of the Must-Take Premises is always equivalent to the monthly rental rate per rentable square foot for the initial Premises. The Must-Take Rent shall be paid in equal monthly installments in the same manner as the Base Rent for the initial Premises. Commencing on the Must-Take Commencement Date, Tenant shall pay Tenant’s Pro Rata Share of Expenses and Taxes for the Must-Take Premises, in accordance with the provisions of Exhibit B attached hereto. Tenant’s Pro Rata Share with respect to the Must-Take Premises shall be 2.48% (7,493 square feet within the Must-Take Premises / 302,628 square feet within the Building). The Must-Take Base Rent shall be confirmed as part of the Statement of Tenant Regarding Lease Commencement in the form attached hereto as Exhibit G.

3.                                       Rent.

3.1                                 Upon execution of this Lease, Tenant shall pay to Landlord the sum of $16,049.00 constituting Base Rent due and payable by Tenant for the first full calendar month of the Term for which Rent is payable hereunder.  Tenant shall pay Landlord, without any setoff or deduction all Base Rent and Additional Rent for the

Term (collectively referred to as “Rent”) when due. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease, including, without limitation, payments for insurance, repairs and parking and Tenant’s Pro Rata Share of Taxes and Expenses. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All Rent payable by Tenant hereunder shall be paid to Landlord in lawful money of the United States of America, by check or wire transfer made payable to the entity constituting Landlord hereunder and sent to the lock box designated in Section 1.10 of the Basic Lease Information, or to such other location or address as Landlord may designate from time to time. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent; provided, however, no administration fee shall be payable by Tenant with respect to the first (1st) time in any twelve (12) month period during the Term hereof that Tenant is late in the payment of Rent hereunder, provided, that, such payment is made within ten (10) days of the date such payment is due. In addition, in the event Tenant is more than ten (10) business days late in paying Rent, past due Rent shall accrue interest at 12% per annum (or the maximum rate legally permissible, whichever is less). Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction.  Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. Further, in the event any check submitted by Tenant is returned by reason of “non sufficient funds”, Tenant shall pay to Landlord an “NSF Fee” at Landlord’s standard rate then in effect.

3.2                                 Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, and no default by Tenant occurs hereunder, Landlord hereby agrees that Tenant shall not be required to pay Base Rent for the second (2nd) through fifth (5th) full months of the initial Term (collectively, the “Abatement Period”).  During the Abatement Period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in termination of this Lease in accordance with the provisions of Section 19 hereof, then as a part of the recovery set forth in Section 19 of this Lease, Landlord shall be entitled to the recovery of the then unamortized remaining balance of the Base Rent that was abated under the provisions of this Section 3 (such amortization being calculated on a straight line basis over the entire Term and such balance being determined as of the date of Tenant’s default).

4.                                       Compliance with Laws; Use. The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes,  ordinances, orders,  rules and regulations of any municipal or governmental entity (collectively, “Laws”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. The Project has not undergone an inspection by a certified access specialist and no representations are made with respect to compliance with accessibility standards. Tenant shall comply with the Rules and Regulations of the Building attached as Exhibit D and such other reasonable rules and regulations adopted by Landlord from time to time.

5.                                       Security Deposit.

5.1                                 The Security Deposit shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Laws) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent, to cure any Default (defined in Section 18) by Tenant, or to compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant’s Default.  If Landlord uses any portion of the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a Default under this Lease. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of: (a) payment of the final Rent due from Tenant; or (b) the later to occur of the Expiration Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 24. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor Laws now or hereafter in effect.

5.2                                 Notwithstanding the terms of Section 5.01 above, so long as (i) no breach or default by Tenant has occurred under the Lease as of the Reduction Date (defined below), (ii) there has been no draw on the Security Deposit prior to the Reduction Date, and (iii) there has been no material adverse change in Tenant’s financial condition from the condition existing as of the date hereof (collectively, the “Reduction Conditions”), Tenant shall be entitled to a reduction of the Security Deposit in an amount equal to $87,500.00 (the “Reduction Amount”) effective as of the first (1st) day of the twenty-fifth (25th) month of the initial Term (the “Reduction Date”), subject to and in accordance with the terms of this Section 5.02. In order to obtain the reduction of the Security Deposit as referenced herein, Tenant shall deliver to Landlord not more than ninety (90) days or less than fifteen (15) days prior to the Reduction Date written notice requesting the reduction of the Security Deposit as set forth herein, including written confirmation by Tenant that the Reduction Conditions are satisfied. Following receipt of Tenant’s written request for such reduction and Landlord’s confirmation that the Reduction Conditions are satisfied, the Reduction Amount shall, at Landlord’s option, be either refunded to Tenant or applied to Base Rent coming due under this Lease as of the Reduction Date. Following the reduction of the Security Deposit as set forth above, the Security Deposit shall total $87,500.00, and there shall be no further reduction in the amount of the Security Deposit for the remainder of the Term.

6.                                       Building Services. Landlord shall furnish Tenant with the following services: (a) water service for use in the base building lavatories; (b) customary heat and air conditioning in season from 8:00 A.M. to 6:00 P.M., Monday through Friday (excepting nationally recognized holidays, which currently include New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day) (collectively, the “Building Service Hours”), and Tenant shall have the right to receive HVAC service during hours other than the Building Service Hours by paying Landlord’s then standard charge for additional HVAC service with a two (2) hour minimum and providing such reasonable prior notice as is specified by Landlord; (c) standard janitorial service in a manner consistent with the operation of other comparable office buildings located within the vicinity of the Building, which are substantially comparable to the Building in terms of appearance, age, size, quality, services, amenities, and access; (d) passenger elevator service;  and (e) Building standard electricity for general office purposes, not to exceed two (2) watts connected load per usable square foot of the Premises calculated on a monthly basis for Building Service Hours. Electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (i) through inclusion in Expenses (except as provided for excess usage); (ii) by a separate charge payable by Tenant to Landlord; or (iii) by separate charge billed by the applicable utility company. Landlord’s failure to furnish, or any interruption, diminishment or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 27.02) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.

If Tenant uses water, electricity, heat or air conditioning in excess of the Building standard level of services supplied by Landlord pursuant to the terms hereof, or if Tenant’s consumption of electricity shall exceed Building standard electrical consumption as referenced in subsection 6(e) above, Tenant shall pay to Landlord, within five (5) days of billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption. In order to measure the amount of electricity provided to the Premises, Landlord may, at its sole discretion and at Tenant’s sole cost and expense, install devices to separately meter Tenant’s electrical consumption. Further, Tenant shall not install any supplemental or stand alone HVAC or cooling equipment or systems without Landlord’s prior written consent, which shall not be unreasonably withheld, and Landlord may condition such consent upon the installation of separate meters to measure any related consumption of chilled water or electricity and compliance with Landlord’s design criteria so as not to affect base Building systems or equipment. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Property or the risers or wiring installation, and Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises that will result in excess utilities consumption, without the prior written consent of Landlord, which shall not be unreasonably withheld. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of this Section 6, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. The current hourly cost, which is subject to increase in Landlord’s reasonable discretion, is Sixty-Five Dollars ($65.00) per hour per zone within the Premises.

7.                                       Landlord’s Reservation of Rights. Provided Tenant’s use of and access to the Premises and parking to be provided to Tenant under this Lease is not interfered with in an unreasonable manner, Landlord reserves for itself and for all other owner(s) and operator(s) of the Common Areas and the balance of the Property, the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii) make changes to the design and layout of the Property, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, and, subject to the parking provisions contained in Section 28 and Exhibit D, parking spaces and parking areas; and (iii) use or close temporarily the Common Areas and/or other portions of the Property while engaged in making improvements, repairs or alterations to the Building, the Property, or any portion thereof; provided, however, in the course of taking such action, Landlord shall use commercially reasonable efforts not to interfere with or adversely affect Tenant’s business operations at the Premises (subject to events and circumstances outside of Landlord’s reasonable control).

8.                                       Leasehold Improvements. All improvements in and to the Premises, including any Alterations (defined below) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant prior to the Expiration Date, may require Tenant, at its expense, to remove any electronic, phone and data cabling and related equipment (collectively, “Cable”) installed by or for the benefit of Tenant and/or any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are not standard office improvements and are of a nature that would require material removal and repair costs (collectively referred to as “Required Removables”). Landlord may, in its sole discretion, require Tenant to provide a letter of credit, bond and/or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure any required removal of such Required Removables.

9.                                       Repairs and Alterations.

9.1                                 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair and shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. If Tenant fails to make any repairs to the Premises for more than 20 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 5% of the cost of the repairs.  Landlord shall perform all maintenance and repairs upon the:  (a) structural elements of the Building; (b) mechanical, electrical, plumbing and fire/life safety systems serving the Building in general; (a) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

9.2                                 Tenant shall not make alterations, repairs, additions or improvements or install any cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, , which consent shall not be unreasonably withheld, provided, however, if any such Alterations affect or impact in any way the systems or structure of the Building, affect the appearance of the Building or any areas outside the Premises, or require the issuance of a building permit, such consent may be withheld in Landlord’s sole and absolute discretion. In order to obtain such approvals, Tenant shall furnish Landlord with plans and specifications; names of contractors acceptable to Landlord; required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance (including, California Energy Code, Title 24) and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord’s construction rules and regulations. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alterations equal to 5% of the cost of the Alterations. Upon completion, Tenant shall furnish “as-built” plans for Alterations, completion affidavits and full and final waivers of lien.

10.                                 Entry by Landlord. Landlord may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions and to perform or facilitate maintenance, repairs, alterations or additions to any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with twenty-four (24) hours prior verbal notice of entry. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.                                 Assignment and Subletting.

11.1                           Except as set forth in Section 11.03 below, Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed (subject, however, to Landlord’s right to exercise its recapture rights as set forth below in this Section 11.01 in its sole and absolute discretion). It is further understood that any renewal, extension or modification of an existing sublease shall also require Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted Transfer in violation of this Section shall,  at Landlord’s option, be void. Within 10 business days after receipt of executed copies of the transfer documentation and such other information as Landlord may request, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) refuse to consent to the Transfer; or (c) with respect to an assignment of the Lease or a sublease of more than fifty percent (50%) of the Premises for substantially all of the remaining Term, to recapture the subject space. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. In no event shall any Transfer release or relieve Tenant from any obligation under this Lease.  Tenant shall pay Landlord a review fee of $500.00 for Landlord’s review of any requested Transfer. Additionally, Tenant shall reimburse Landlord for all attorneys’ fees and costs incurred by Landlord with respect to any Transfer, whether consented to or not; provided, however, Landlord agrees that so long as Landlord’s standard form of consent document is utilized and such consent document is reasonably negotiated with no more than two (2) drafts of the consent document circulated, the total fees charged to Tenant for a consent request will not exceed $2,500.00.  If Tenant is in Default (as defined below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.2                           If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium”, as that term is defined in this Section 11.02, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Base Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (a) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (b) any reasonable brokerage commissions and legal fees and costs in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

11.3                           Notwithstanding anything to the contrary contained in this Section 11, an assignment of this Lease or a subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant or any corporation or other business entity that succeeds to the business of Tenant as a result of a merger, consolidation, sale of substantially all of the assets, or other business reorganization (“Affiliate”) of Tenant shall not be deemed a Transfer requiring Landlord’s consent under this Section 11, provided that (a) Tenant notifies Landlord of any such assignment or sublease prior to the effective date thereof and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate (including, in the event of an assignment, evidence of the assignee’s assumption of Tenant’s obligations under this Lease or, in the event of a sublease, evidence of the sublessee’s assumption, in full, of the obligations of Tenant with respect to the portion of the Premises so subleased, other than the payment of rent), (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (c) such assignment or sublease does not cause Landlord to be in default under any lease at the Property, (d) the net worth of such Affiliate shall be reasonably sufficient to meet the obligations undertaken by such Affiliate with respect to this Lease, taking into account all relevant factors, and (e) with respect to a subletting only, Tenant and such Affiliate execute Landlord’s standard consent to sublease form. An assignee of Tenant’s entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an “Affiliated Assignee”.  “Control” as used in this Section 11, shall mean the ownership, directly or indirectly, of greater than fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty- one percent (51%) of the voting interest in, an entity.  The provisions of this Section 11.03 shall not be available to any assignee or sublessee of Tenant’s interest in this Lease, unless such Transferee obtained its interest in this Lease pursuant to the provisions of this Section 11.03.

12.                                 Liens. Tenant shall not permit mechanic’s or other liens to be placed upon the Property or Premises in connection with any work purportedly done by or for the benefit of Tenant or its transferees. Tenant shall, within 10 days of notice from Landlord, fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by Laws. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.

13.                                 Indemnity and Waiver of Claims. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (as defined herein) and agents (the “Landlord Related Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) acts of God, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe; (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter outside of the reasonable control of Landlord. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Laws), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in, on or about the Premises or any acts or omissions (including violations of Laws) of Tenant and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees and agents (the “Tenant Related Parties”) or any of Tenant’s transferees, contractors or licensees.

14.                                 Insurance.

14.1                           Tenant shall obtain and maintain throughout the Term the following insurance (“Tenant’s Insurance”):

(a)                                  Commercial General Liability Insurance written on an ISO CG 00 01 12 07 form or equivalent covering the insured against claims of bodily injury, personal and advertising injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, with no exclusion or limitation to the policy definition of “Insured Contract”, covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 13 of this Lease, and liquor liability coverage (in the event alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and Property Damage Liability	$2,000,000 each occurrence $2,000,000 general aggregate $2,000,000 Products/Completed Operations Aggregate

Personal and Advertising Injury Liability	$2,000,000 each occurrence (included in general aggregate) 0% Insured’s participation

(b)                                 Property Insurance, written on “Special Form Cause of Loss Perils form, with coverage for broad form water damage including earthquake sprinkler leakage and pollution coverage for damage caused by heat, smoke or fumes from a hostile fire, at full replacement cost value (without deduction for depreciation) and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment,  movable partitions, furniture, merchandise and other personal property, including property of others for which the tenant may be legally liable, within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant;

(c)                                  Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

(d)                                 Workers’ Compensation Insurance as required by laws and in amounts as may be required by applicable statute and Employers Liability Coverage of at least One Million Dollars ($1,000,000.00) each accident, $1,000,000 policy limit, $1,000,000 each employee, and containing a waiver of subrogation endorsement in favor of Landlord;

(e)                                  If and to the extent Tenant or its employees drive automobiles or other motor vehicles in the course of conducting Tenant’s business, Commercial Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of One Million Dollars ($1,000,000.00) combined single limit, each accident; and

(f)                                    With respect to improvements or Alterations performed by or on behalf of Tenant within the Premises, Builder’s Risk insurance or an Installation Floater covering the full amount of the work to be performed, subject to Special Form Cause of Loss perils. Such insurance will name the Landlord, Tenant, Contractor and Subcontractors as Insureds.

14.2                           Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A: VIII and shall be licensed to issue insurance coverage in the state in which the premises are located. All Commercial General Liability Insurance policies shall (i) name Landlord (or its successors and assignees), the managing agent for the Building (or any successor), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear, as additional insureds (utilizing endorsement ISO Form CG 2011 11/85 or equivalent, for tenant improvements or betterments requiring structural alterations the contractors performing the work will provide additional insured endorsements utilizing a combination of the forms CG 20 10 07/04 and CG 20 37 07/04 in favor of the stated additional insureds), (ii) must contain an endorsement stating “such insurance as is afforded by this policy for the benefit of Landlord and any other additional insured(s) designated by Landlord, shall be primary as respects any liability or claims arising out of the occupancy of the Premises by Tenant or Tenant’s operations, and any insurance carried by Landlord or any other additional insured(s) shall be non-contributory” (iii) contain an endorsement that the insurer waives its right to subrogation as described in Section 15 below; (iv) contain a cross- liability endorsement or separation of insureds clause. Tenant shall endeavor to obtain the agreement of the insurer writing Tenant’s Insurance to notify Landlord (and any other additional insureds) in writing not less than thirty (30) days prior to any cancellation, termination, material change or lapse of Tenant’s Insurance (it being agreed that efforts by Tenant to obtain such an agreement by the insurer shall include obtaining any commercially available endorsement to assure such notification). In addition to the foregoing, Tenant shall notify Landlord (and any other additional insureds) in writing not less than thirty (30) days prior to any cancellation, termination, material change or lapse of Tenant’s Insurance. Tenant shall provide Landlord with a certificate of insurance evidencing all insurance required to be carried by Tenant hereunder (including evidence of all required endorsements and additional insured coverage as noted above) at least fifteen (15) days prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material Default under this Lease without the benefit of any additional notice or cure period provided in Section 19 below, and Landlord, following three (3) days prior written notice to Tenant, shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense, and Tenant shall pay the cost thereof within ten (10) days following Landlord’s submission of an invoice therefor. In no event shall the limits of any insurance policy obtained by a Tenant be considered to limit the liability of Tenant under this Lease.

15.                                 Subrogation. Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage to person with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss, damage or injury is (or would have been, had the insurance required by this Lease been carried) covered by insurance. As noted above, Tenant also waives subrogation with respect to losses or claims covered by worker’s compensation insurance.

16.                                 Casualty Damage. Landlord, by notice to Tenant within 60 days of the date of the fire or other casualty (a “Casualty”), shall have the right to terminate this Lease if all or any part of the Premises is damaged to the extent that it cannot reasonably be repaired within 120 days after the date of the Casualty. If this Lease is not terminated, Landlord shall promptly and diligently, restore the Premises. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Laws. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof.  Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Notwithstanding the foregoing,  and without limiting Tenant’s obligations, to pay to Landlord any cost of restoration in excess of the proceeds of Tenant’s Insurance, in the event that Landlord does not receive sufficient insurance proceeds to complete all required restoration work, whether due to an uninsured Casualty, requirements of a Mortgagee, or otherwise, then Landlord shall have the right to terminate this Lease by written notice to Tenant. The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, the Property or the Project, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Property.

17.                                 Condemnation. Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Laws, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18.                                 Events of Default. Each of the following occurrences shall be considered to be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 days after written notice to Tenant, which notice shall be in satisfaction of,  and not in addition to,  notice required by Laws (“Monetary Default”);  or

(b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant, which notice shall be in satisfaction of, and not in addition to, notice required by Laws (including, without limitation, Section 1161 of the California Code of Civil Procedure), provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant commences to cure within 10 days and Tenant diligently pursues the cure to completion.

19.                                 Remedies.

19.1                           Upon the occurrence of any Default under this Lease, whether enumerated in Section 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):

(a)                                  Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

(i)                                     The Worth at the Time of Award (as defined below) of the unpaid Rent which had been earned at the time of termination;

(ii)                                  The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(iii)                               The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(iv)                              Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)                                 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to:  (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate (defined below) plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California.  The “Worth at the Time of Award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

(b)                                 Employ the remedy described in California Civil Code §1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

(c)                                  Notwithstanding Landlord’s exercise of the remedy described in California Civil Code §1951.4 in respect of an event or events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.01(a).

19.2                           The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

19.3                           TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4                           No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity.  In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants,  agreements,  conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of Default shall not be deemed or construed to constitute a waiver of such Default.

19.5                           If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

19.6                           This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20.                                 Limitation of Liability.

THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN SECTION 23 BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.                                 Relocation.  (Intentionally Omitted)

22.                                 Holding Over.  If Tenant remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written thirty (30) day notice at any time, by either party. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the fair market gross rental for the Premises as reasonably determined by Landlord (which in no event shall be less than 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover). No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Further, there shall be no reconciliation or refund of amounts paid by Tenant during any period of holdover. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.                                 Subordination to Mortgages; Estoppel Certificate.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). This clause shall be self-operative. However, upon request from Landlord or Landlord’s lender, Tenant shall execute and deliver, within ten (10) days after receipt of such request, a subordination, non-disturbance and attornment agreement (“SNDA”) in the current lender’s standard form, the current form of which is attached hereto as Exhibit H. If Tenant wishes to request or negotiate any revisions to the lender’s form of SNDA, Tenant shall pay any actual costs charged by lender in connection with the issuance of such SNDA for Tenant. In addition, from time to time upon request from any future holder of a Mortgage encumbering the Property (a “Mortgagee”), Tenant shall execute an SNDA in such Mortgagee’s standard form, which shall be commercially reasonable. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant shall, without charge, attorn to any successor to Landlord’s interest in this Lease. Tenant shall, within 10 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord.

24.                                 Financial Statements. Prior to the execution of this Lease by Landlord and at any time during the Term of this Lease, but in no event more than once per year, except in the event of a breach or Default by Tenant hereunder, or if requested by a lender in connection with the proposed sale or refinancing of the Property, upon ten (10) business days prior written notice from Landlord, Tenant agrees to provide Landlord with a current financial statement for Tenant and any guarantors of Tenant and financial statements for the two (2) years prior to the current financial statement year for Tenant and any guarantors of Tenant. Such statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, audited by an independent certified public accountant. Notwithstanding the foregoing, Tenant’s obligation to deliver financial statements to Landlord as set forth herein, shall not be applicable, so long as the Tenant hereunder is the original named Tenant hereunder executing this Lease and such financial statements are publicly available.

25.                                 Notice. All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

26.                               Surrender of Premises. At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property and any designated Required Removables from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property within 2 days after termination, Landlord, at Tenant’s sole cost and expense, shall be entitled to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant’s Property from the Premises or storage within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord. If Tenant fails to remove any of the designated Required Removables by the Expiration Date or perform related repairs in a timely manner, Landlord may perform such work at Tenant’s expense, and Tenant shall be deemed to be in holdover of the Premises pursuant to Section 22 above during the reasonable period of time required for the removal of Tenant’s Property.

27.                               Miscellaneous.

27.1                        Costs and Expenses; No Waiver.  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel.

27.2                        Force Majeure. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). Force Majeure shall not include financial difficulties of the party required to perform.

27.3                        Transfer By Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its ownership interest, rights and obligations in the Building, Project, Property or Lease, including the Security Deposit, and upon transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations and the return of any Security Deposit.

27.4                        Submission of Lease; Claims By Brokers. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and Landlord’s lender holding a lien with respect to the Building has approved this Lease and the terms and conditions hereof. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease.

27.5                        Survival of Obligations. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

27.6                        Quiet Enjoyment; Binding Covenants. Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

27.7                        Entire Agreement. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises.  This Lease may be modified only by a written agreement signed by Landlord and Tenant. This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located.

27.8                        Authority; PATRIOT Act. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

27.9                        Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

28.                               Parking.

28.1                        Tenant’s Parking Passes. During the Term of this Lease, Tenant shall purchase from Landlord, the number of Unreserved Parking Passes specified in the Basic Lease Information hereof for use by Tenant’s employees in the common parking areas for the Building within the Property, as designated by Landlord from time to time. Landlord shall at all times have the right to establish and modify the nature and extent of the parking areas for the Building and Property (including whether such areas shall be surface, underground and/or other structures) as long as Tenant is provided the number of Unreserved Parking Passes designated in the Basic Lease Information.  In addition, Landlord may, in its sole discretion, assign any unreserved and unassigned parking spaces, and/or make all or a portion of such spaces reserved. In addition to the foregoing, subject to availability as determined by Landlord (or the parking operator) from time to time, by providing at least thirty (30) days prior written request to Landlord, Tenant shall be entitled to purchase additional parking passes for reserved parking spaces (the “Reserved Parking Passes”) on a month-to-month basis at the prevailing rate charged from time to time by Landlord (or the parking operator) for parking passes for reserved parking spaces in the parking areas where such Reserved Parking Passes are located, which rate is currently $75.00 per Reserved Parking Pass per month.

28.2                        Visitor Parking Charges. In addition to the Unreserved Parking Passes and any Reserved Parking Passes for use by Tenant’s employees, Landlord shall permit access to the parking areas for Tenant’s visitors, subject to availability of spaces and payment (by validation charges or otherwise) of daily visitor parking charges therefor as may be established and adjusted by Landlord from time to time. Although there are currently no daily visitor parking charges, Landlord reserves the right to impose such charges in the future.

28.3                        Parking Rules. The use of the parking areas shall be subject to any reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord’s parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees, with appropriate provision for validation of such charges. Tenant shall not use more parking spaces than its allotment and shall not use any parking spaces specifically assigned by Landlord to other tenants of the Building or Property or for such other uses as visitor parking. Tenant’s parking passes shall be used only for parking by vehicles no larger than normally sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described herein, including, without limitation,  parking in spaces designated as reserved spaces, illegal parking, and any non-compliance with posted signage, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost thereof to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.

29.                               Joint and Several Obligations. If more than 1 person executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally.  The act of or notice from, or notice or refund to, or the signature of any 1 or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

30.                               Counterparts; Electronic Delivery. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties may exchange counterpart signatures by facsimile or electronic transmission and the same shall constitute delivery of this Lease with respect to the delivering party. If a variation or discrepancy among counterparts occurs, the copy of this Lease in Landlord’s possession shall control.

31.                               Hazardous Substance Disclosure.  California law requires landlords to disclose to tenants the existence of certain Hazardous Materials (hereinafter defined). As used herein, “Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi-solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, tobacco smoke, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency’s “Refrigerant Recycling Rule”, as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Laws, rules or regulations governing Hazardous Materials based upon, directly or indirectly, such properties or effects. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the parking areas of the Property. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. The Building may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non- prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials. By its execution of this Lease, Tenant acknowledges that the notice set forth hereinabove shall constitute the notice required under California Health and Safety Code Section 25915.5.

32.                               Signage.  Tenant shall be entitled, at Tenant’s sole cost and expense, to install one (1) identification sign at the entry doors of the Premises, and one (1) panel on the existing monument signage (the “Monument Signage”) for the Building at the location shown on Exhibit J attached hereto, subject to city and governmental approvals. Such sign panel shall be installed by a signage contractor designated by Landlord. The quality, design, style, lighting and size of such sign and any proposed replacement sign shall be consistent with Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. In addition, Tenant shall pay to Landlord the sum of $750.00 per month for the Monument Signage from the date of installation through the date upon which: (a) Tenant’s stock becomes publicly traded on a national stock exchange, and (b) the market value of the company comprising Tenant following the closing of such public offering shall exceed $120,000,000.00, as reasonably verified by Landlord based upon commonly accepted company valuation principles and consistent with GAAP accounting standards. Notwithstanding anything to the contrary herein, Landlord shall have the right, at its election at any time during the Term to terminate Tenant’s right to maintain Monument Signage at the Building upon thirty (30) days prior written notice to Tenant, provided, however, as a condition to Landlord exercising its right to terminate Tenant’s Monument Signage rights, Landlord shall be granting such signage rights to another tenant leasing no less than 14,000 rentable square feet of space at the Building. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of Tenant’s Monument Signage and the repair of any damage caused by such removal. If Tenant shall fail to remove such signage and repair all damage when required, Landlord shall have the right to perform such removal and repair, and Tenant shall reimburse Landlord for the costs thereof. The signage rights granted to Tenant under this Section 32 are personal to the Original Tenant, and may not be exercised or used by or assigned to any other person or entity, and may not be exercised if Tenant and its Affiliates are not leasing the entire Premises. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or the Building are subject to the prior approval of Landlord, in its sole and absolute discretion. Additionally, Landlord shall include Tenant’s name and location in the Building on the electronic directory for the Building.

[SIGNATURES ON NEXT PAGE]

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

BIXBY TORRANCE, LLC,
a Delaware limited liability company

By:	Bixby Land Company
a California corporation,
its Sole Member

By:
Name:
Title:

By:
Name:
Title:

TENANT:

EMMAUS LIFE SCIENCES, INC.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

Tenant’s Tax ID Number (SSN or FEIN)

S-1

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

TENANT’S INITIALS HERE:

Exhibit A is intended only to show the general layout of the space Plan as of the beginning of the Term of this Lease.  It does not in any way supersede any of Landlord’s rights with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.  It is not to scale; any measurements or distances shown should be taken as approximate.

EXHIBIT A

1

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between BIXBY TORRANCE, LLC, a Delaware limited liability company (“Landlord”) and EMMAUS LIFE SCIENCES, INC., a Delaware corporation (“Tenant”) for space in the Building located at 21250 Hawthorne Boulevard, Torrance, California 90503.

1.                                      Payments.

1.1                               Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term.  On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.  Landlord shall endeavor to provide Tenant with the new estimates on or before the first (1st) day of May following the end of each calendar year.

1.2                               As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2.                                      Expenses.

2.1                               “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Project and the Property.  Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Project, provided if the management office services 1 or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and/or the other buildings or properties within or outside the Project, as applicable; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; (i) an administration and overhead fee (j) a property management fee and (k) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building, the Project or the Property together with 1 or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building, the Project and the Property, and the other buildings or properties.

2.2                               Expenses shall not include:

(a)                                 depreciation;

(b)                                 principal payments of mortgage and other non-operating debts of Landlord;

(c)                                  the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(d)                                 costs in connection with leasing space in the Building, including brokerage commissions;

(e)                                  lease concessions, rental abatements and construction allowances granted to specific tenants;

(f)                                   costs incurred in connection with the sale, financing or refinancing of the Building;

EXHIBIT B

1

(g)                                  fines, interest and penalties incurred due to the late payment of Taxes or Expenses;

(h)                                 organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

(i)                                     any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

(j)                                    any ground lease rental;

(k)                                 expenditures which are considered capital expenditures in accordance with generally accepted commercial office building accounting practices and not included within Expenses permitted under Section 2.01 above;

(l)                                     expenses for services not offered to Tenant or for which Tenant is charged directly, whether or not such services or other benefits are provided to another tenant or occupant of the Building;

(m)                             that portion of any billing by Landlord, its subsidiaries or affiliates for goods and/or services in the Project, to the extent that such billing exceeds the costs of such goods and/or services if rendered by an unaffiliated third parties on a competitive basis;

(n)                                 Landlord’s general corporate overhead;

(o)                                 advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building, or other tenants’ signs;

(p)                                 costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord, except the parking areas;

(q)                                 costs incurred by Landlord to comply with notices of violation of the Americans With Disabilities Act, as amended, when such notices are for conditions existing prior to the Commencement Date;

(r)                                    costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project or any law, code, regulation, ordinance or the like;

(s)                                   tax penalties and interest incurred as a result of Landlord’s negligent or willful failure to make payments and/or to file any income tax or informational return(s) when due, unless such non-payment is due to Tenant’s nonpayment of rent;

(t)                                    costs incurred to comply with applicable laws relating to the removal of Hazardous Materials (as defined in Section 31 of the Lease) which was in existence in the Building or on the Project prior to the Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto; and costs incurred with respect to Hazardous Materials, which Hazardous Materials are brought into the Building or onto the Project after the date hereof by Landlord or anyone other than Tenant and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal, remediation or other action with respect thereto; and costs incurred with respect to the presence of asbestos in the Building (so long as such asbestos is not brought to the Building by Tenant, its agents, employees or contractors);

(u)                                 any charitable or political contributions;

(v)                                 costs of correcting latent defects in the original construction of the Building;

(w)                               the purchase or rental price of any sculpture, paintings or other object of fine art, whether or not installed in, on or upon the Building;

(x)                                 costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Property;

(y)                                 costs associated with operating the entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord’s ownership of the Building; or

(z)                                  the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Expenses for purposes of the Lease include wages and/or benefits attributable to personnel above the level of Portfolio Manager.

2

2.3                               If at any time during a calendar year the Building is not fully occupied or Landlord is not supplying services to the total Rentable Square Footage of the Building, Expenses shall, at Landlord’s option, be determined as if the Building had been fully occupied and Landlord had been supplying services to the entirety of the Rentable Square Footage of the Building. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner.

3.                                      “Taxes” shall mean: (a) all real property taxes and other assessments on the Building, the Project and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant’s receipt of a statement from Landlord.

4.                                      Audit Rights. Tenant, within 90 days after receiving Landlord’s statement of the actual Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the actual statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Building is located and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit unless the audit determines that Landlord has overstated Expenses by greater than 10%, in which case Landlord shall be responsible for all costs, expenses and fees incurred for the audit up to an amount not to exceed $2,500.00. Within 30 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of actual Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 30 day period or fails to provide Landlord with a Review Notice within the 30 day period described above, Tenant shall be deemed to have approved Landlord’s statement of actual Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of actual Expenses unless Tenant has paid and continues to pay all Rent when due. If Tenant does not provide the Review Notice within the time period set forth above in this Section 4, such statement will be deemed final and binding on Tenant.

3

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between BIXBY TORRANCE, LLC, a Delaware limited liability company (“Landlord”) and EMMAUS LIFE SCIENCES, INC., a Delaware corporation (“Tenant”) for space in the Building located at 21250 Hawthorne Boulevard, Torrance, California 90503.

1.                                      Landlord, at its sole cost and expense (subject to the terms and provisions of Section 2 below) shall cause improvements to the initial Premises and the Must-Take Premises to be performed in accordance with the space plan approved by Landlord and Tenant attached hereto as Schedule 1 (the “Space Plan”), using Building standard methods, materials and finishes. The improvements to be performed in accordance with the Space Plan are hereinafter referred to as the “Landlord Work”. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. The Landlord Work shall include any and all architectural fees, engineering fees, and city permits.

2.                                      All other work and upgrades, subject to Landlord’s approval, shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent and a construction management fee payable to Landlord equivalent to five percent (5%) of the cost of such work and upgrades. Tenant shall be responsible for any Tenant Delay in completion of the Landlord Work resulting from any such other work and upgrades requested or performed by Tenant.

3.                                      Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements,  building codes, ordinances, Laws or regulations or that the improvements constructed will be adequate for Tenant’s use.

4.                                      Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not delay the Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

5.                                      The Landlord Work shall not include any of Tenant’s trade fixtures, equipment, furniture, furnishings, telephone and data equipment, or other personal property. Tenant shall assume full responsibility to ensure that all items associated with the Landlord Work are adequate to fully meet the requirements of Tenant’s intended use of the Premises.

6.                                      For purposes of this Work Letter and the Lease, the Landlord Work shall be “Substantially Complete” upon the completion of the Landlord Work in the Premises pursuant to the Space Plan, with the exception of any punch list items that do not materially and adversely affect Tenant’s use and occupancy of the Premises and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by or on behalf of Tenant in accordance with the terms of this Work Letter.

7.                                      This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

8.                                      Tenant understands that the Landlord Work may be performed during Tenant’s occupancy and use of the Must-Take Premises, and may result in inconvenience to Tenant (including noise, vibration and displacement from portions of the Must-Take Premises from time to time). Tenant will fully cooperate with Landlord’s efforts to efficiently complete the Landlord Work by, among other things, vacating portions of the Must-Take Premises from time to time to permit work to proceed, and by moving any furniture or personal property within the Must-Take Premises that is necessary for the completion of the Landlord Work. Tenant shall be responsible to pay for all costs associated with moving Flipswap’s furniture, fixtures and equipment located within the Must-Take Premises, and shall reimburse Landlord for such costs within five (5) days of receipt of an invoice therefor. Landlord will make reasonable efforts to minimize the inconvenience and disturbance caused by the Landlord Work, but is not responsible for business interruption or damage to property which results from the Landlord Work. Tenant shall also be responsible to pay for additional costs incurred by Landlord if Tenant requests or requires that any of the Landlord Work be done during other than normal business hours or if Tenant request or requires that Landlord delay any portion(s) of the Landlord Work.

9.                                      Notwithstanding the foregoing, if it is determined that the Premises were not in good condition and in compliance with applicable laws, rules and regulations as of the Commencement Date, and such non- compliance is not due to Tenant’s particular use of, or activities or work in, the Premises, Landlord shall (as Tenant’s sole remedy therefor) correct such non-compliance at Landlord’s cost within a commercially reasonable time after Landlord’s receipt of written notice thereof (provided that such notice must be received within one hundred twenty (120) days following the Commencement Date).

EXHIBIT C

1

SCHEDULE 1 TO EXHIBIT C

SPACE PLAN

Exhibit: Space Plan

Remove partial height walls, patch walls to remain and base as necessary
Remove section of wall, patch walls to remain and create header to separate ceiling grid in each suite
Suite 875 (Vacant)
Exist. Fstair to remain
Suite 800 (Flip Swap)

- Remove exist. carpet and install new carpet in both suites (800 & 875)
- New rubber base and patch/paint non-rubber base to match in both suites (800 & 875) - carpeted rooms only
- Repaint Suite 800 (all rooms)

TI cost: Tenant is responsible for costs associated with moving existing furniture in Suite 800 as required for removal/replacement of carpet.

*All Finishes per Building Standards Pallette 2

EIGHT FLOOR

DATE: 4-30-12

South Bay Tower

21250 Hawthorne Boulevard, Torrance, California

THE WREN GROUP INCORPORATED

Architecture & Interiors

626.584.2950

TENANT’S INITIALS HERE:

SCHEDULE 1 TO EXHIBIT C

1

EXHIBIT D

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas/garage, the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.                                      Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.                                      Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.                                      No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.                                      Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.                                      Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security system within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks at  the Project,  Tenant shall be obligated to restore all such locks and key systems to be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense.

6.                                      All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.                                      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity. If approved by Landlord,  the activity shall be under  the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8.                                      Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired  at Tenant’s sole expense.

9.                                      Corridor doors, when not in use, shall be kept closed.

10.                               Tenant shall not: (i) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (ii) solicit business or distribute, or cause to be distributed, in any portion of the Building,  handbills, promotional materials or other advertising; or (iii) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.                               No animals, except service animals permitted under, and in accordance with, applicable Laws, shall be brought into the Building or kept in or about the Premises.

12.                               No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant  in a safe manner and in accordance with all applicable Laws, rules and regulations.   Tenant shall not, without Landlord’s prior

EXHIBIT D

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written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect.  Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.                               Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.                               Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.                               Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move ‘n cools”) or space heaters, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.                               Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

17.                               Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.                               Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.                               Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.                               Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.                               Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.                               Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.                               The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

PARKING RULES AND REGULATIONS

(i)                                     Landlord reserves the right to establish and reasonably change the hours for the parking areas, on a non- discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the parking areas without the prior written consent of the operator. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the parking areas, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)                                  Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

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(iii)                               All directional signs and arrows must be observed.

(iv)                              The speed limit shall be 5 miles per hour.

(v)                                 Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

(vi)                              Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)                                 areas not striped for parking

(b)                                 aisles

(c)                                  where “no parking” signs are posted

(d)                                 ramps

(e)                                  loading zones

(vii)                           Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)                        Parking areas managers or attendants are not authorized to make or allow any exceptions to these Rules.

(ix)                              Every parker is required to park and lock his/her own car.

(x)                                 Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the parking areas manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the parking areas immediately.

(xi)                              Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.

(xii)                           Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.

A.                                    TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING AREAS OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD’S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD’S WILLFUL MISCONDUCT.

B.                                    Without limiting the provisions of Paragraph A above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the parking areas or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence. If Tenant fails to comply with the parking rules and regulations set forth herein, Landlord shall have the right to take such action as may be necessary to enforcement thereof, which may include the towing of vehicles, attachment of wheel immobilizer units (boots) and the like.

C.                                    The provisions of Section 28 of the Lease are hereby incorporated by reference as if fully recited.

By executing the Lease to which this Exhibit D is attached, Tenant acknowledges that it has read and agreed to be bound by the forgoing Building Rules and Regulations. Tenant further confirms that it has been fully and completely advised of the potential dangers incidental to parking in the parking areas and the terms and conditions set forth above.

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EXHIBIT E

(Intentionally Omitted)

EXHIBIT E

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EXHIBIT F

(Intentionally Omitted)

EXHIBIT F

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EXHIBIT G

STATEMENT OF TENANT REGARDING LEASE COMMENCEMENT

The undersigned as Tenant under that certain Office Lease Agreement made and entered into by and between BIXBY TORRANCE, LLC, a Delaware limited liability company, as Landlord, and the undersigned, as Tenant (the “Lease”), hereby certifies that:

1)                                     The  undersigned  has  entered  into  occupancy  of  the  Premises  described  in  said  Lease  on                         , 20    .

2)                                     All conditions under said Lease to be performed by Landlord have been satisfied, and on this date there are not existing defenses or offsets which the undersigned has against the enforcement of said Lease by Landlord;

3)                                     The Term of the Lease commenced, or will commence, as of                  , 20  , which date shall be the “Commencement Date” under the terms of the Lease;

4)                                     The “Expiration Date” of the Lease is                , 20  , subject to extension or earlier termination in accordance with the terms and conditions of the Lease.

5)                                     Tenant accepts the Premises in its “AS-IS” condition as of the date of Tenant’s possession thereof.

6)                                     Tenant’s obligation to pay Base Rent will commence on                  , 20  . The Abatement Period (as defined in Section 3.02 of the Lease) will commence on                        , and end on                   , 20     .

7)                                     Tenant’s obligation to pay Tenant’s Pro Rata Share of Expenses and Taxes will commence on,              20     .

8)                                     The Must-Take Base Rent shall be as set forth in the rental chart below:

Dates During the Term	Annual Base Rent	Monthly Base Rent
01/01/16 –	$	$
–	$	$
–	$	$
–	$	$
–	$	$

Yours very truly,

EMMAUS LIFE SCIENCES, INC.,
a Delaware corporation

By:

Name:

Its:

EXHIBIT G

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EXHIBIT H

FORM OF SNDA

RECORDING REQUESTED BY	)
AND WHEN RECORDED MAIL TO:	)
Bank of America, N.A.	)
Commercial Real Estate Banking	)
5 Park Plaza, Suite 500)
Irvine, CA 92614)
Attn.: Jennifer Fondry	)
)
)
Space above for Recorder’s Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT  AGREEMENT  RESULTS  IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY AGREEMENT.

NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE AS LANDLORD TO OBTAIN A LOAN, SOME OR ALL OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN ACQUISITION OR IMPROVEMENT OF THE PROPERTY.

This Subordination,  Nondisturbance and  Attornment Agreement (this “Agreement”) is entered into as of                           , 2012 (the “Effective Date”), between Bank of America, N.A., a national banking association, whose address is 5 Park Plaza, Suite 500, Irvine, California 92614 (“Lender”), and                                           ,a                                             ,   whose   address   is                                    (“Tenant”),   with reference to the following facts:

A.            Bixby Torrance, LLC, a Delaware limited liability company, whose address is 2211 Michelson Drive, Suite 500, Irvine, California 92612 (“Landlord”), owns the real property located at 21250 Hawthorne Boulevard, Torrance, California 90503 (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule “A.”

B.            Lender has made a loan to Landlord in the original principal amount of $34,370,000 (the “Loan”), all as provided in and subject to the terms and conditions set forth in the Loan Documents (as hereinafter defined).

C.            To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain Deed of Trust, Assignment, Security Agreement and Fixture Filing, of substantially even date herewith, in favor of PRLAP, Inc., a North Carolina corporation, as Trustee for the benefit of Lender as Beneficiary (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”) to be recorded in the Official Records of the County of Los Angeles, State of California (the “Official Records”).

D.                                    Pursuant to a [Title of Lease] dated as of                             , [as amended on                            and                    ]  (the “Lease”),                                         ,  as predecessor-in-interest  to Landlord,  demised to Tenant a portion of Landlord’s Premises (“Tenant’s Premises”), as more particularly described in the Lease. Tenant’s Premises are commonly described as                                              .

[E. A memorandum of the Lease [is to be recorded in the Official Records prior to the recording of this Agreement.] [was recorded in the Official Records on                                     , at Book                 , Page        .]

[F.        Pursuant  to  a  [Title  of  Lease  Guaranty]  dated  as  of                                   ,                       guaranteed the obligations of Tenant under the Lease.]

G.            Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

1.                                      Definitions.

The following terms shall have the following meanings for purposes of this Agreement.

1.1          Construction-Related Obligation. A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises. “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation, whether or not required by the Lease to be undertaken by Landlord; or (b) ordinary maintenance and repairs.

1.2          Foreclosure Event. A “Foreclosure Event” means: (a) foreclosure under the Deed of Trust, whether by judicial action or pursuant to nonjudicial proceedings; (b) any other exercise by Lender of rights and remedies (whether under the Deed of Trust or under applicable law, including bankruptcy law) as holder of the Loan and/or as beneficiary under the Deed of Trust, as a result of which any Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

EXHIBIT H

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1.3          Former Landlord. A “Former Landlord” means the original Landlord named in the Lease and any other party that has become the landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4          Loan Documents. The “Loan Documents” mean the Deed of Trust and any other document now or hereafter evidencing, governing, securing or otherwise executed in connection with the Loan, including any promissory note and/or loan agreement, pertaining to the repayment or use of the Loan proceeds or to any of the real or personal property, or interests therein, securing the Loan, as such documents or any of them may have been or may be from time to time hereafter renewed, extended, supplemented, increased or modified. This Agreement is a Loan Document.

1.5          Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.6          Rent. The “Rent” means any fixed rent, base rent, additional rent or percentage rent at any time becoming due or owing by Tenant under the Lease.

1.7          Successor Landlord. A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.8          Tenant Concession. A “Tenant Concession” means any agreement or undertaking by any Former Landlord which is provided to Tenant or any affiliate of Tenant in connection with the execution by Tenant of the Lease or the occupancy by Tenant of Tenant’s Premises and which is not expressly set forth in the Lease, including free or reduced rent, early termination rights or options, assumption of any other lease obligations of Tenant or any affiliate of Tenant relating to property other than Landlord’s Premises, payment of moving or relocation costs, construction or installation of improvements to or alterations of Tenant’s Premises or Landlord’s Premises or the premises of any affiliate of Tenant, or any other economic, financial or contractual benefit to Tenant or any affiliate of Tenant of any type or nature that is provided by Landlord as an inducement to Tenant to enter into the Lease or to commence Tenant’s occupancy of Tenant’s Premises.

1.9          Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2.                                      Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Loan Documents. Tenant hereby intentionally and unconditionally subordinates the Lease and all of Tenant’s right, title and interest  thereunder and in and to Landlord’s Premises (including Tenant’s right, title and interest in connection with any insurance proceeds or eminent domain awards or compensation relating to Landlord’s Premises and Tenant’s right to receive and retain any rentals or payments made under any sublease or concession agreement of or relating to any portion of Tenant’s Premises), to the lien of the Deed of Trust and all of Lender’s rights and remedies thereunder, and agrees that the Deed of Trust shall unconditionally be and shall at all times remain a lien on Landlord’s Premises prior and superior to the Lease.

3.                                      Nondisturbance, Recognition and Attornment.

3.1          No Exercise of Deed of Trust Remedies Against Tenant. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Lender shall not  name or join Tenant as a defendant  in any judicial action or proceeding that  is commenced pursuant to the exercise of Lender’s rights and remedies arising upon a default by Landlord under the Deed of Trust unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Lender of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Deed of Trust or otherwise; or (c) such joinder is required in order to enforce any right of Lender to enter Landlord’s Premises for the purpose of making any inspection or assessment, or in order to protect the value of Lender’s security provided by the Deed of Trust. In any instance in which Lender is permitted to join Tenant as a defendant as provided above, Lender agrees not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in or pursuant to such action or proceeding, unless an Event of Default by Tenant has occurred and is continuing. The foregoing provisions of this Section 3.1 shall not be construed in any manner that would prevent Lender from (i) carrying out  any nonjudicial foreclosure proceeding under the Deed of Trust, (ii) exercising Lender’s rights under the provisions of California Civil Code Section 2938 with respect to the enforcement against Tenant of any assignment of rents made by Landlord to Lender in connection with the Loan, or (iii) obtaining the appointment of a receiver for the Landlord’s Premises as and when permitted under applicable law.

3.2          Nondisturbance and Attornment. Notwithstanding the provisions of Section 2 above, if the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord acquires title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

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3.3          Acknowledgment. Tenant acknowledges that Lender would not make the Loan without this Agreement and the subordination of the Lease to the lien of the Deed of Trust as set forth herein, and that in reliance upon, and in consideration of, this subordination, specific monetary and other obligations are being and will be entered into by Lender which would not be made or entered into but for reliance upon this Agreement and such subordination of the Lease. This Agreement is and shall be the sole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreement as to such subordination, including those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a present or future deed or deeds of trust or to a present or future mortgage or mortgages.

3.4          Use of Proceeds. Lender, in making any advances of the Loan pursuant to any of the Loan Documents, shall be under no obligation or duty to, nor has Lender represented to Tenant that it will, see to the application of  such proceeds by the person or persons to whom Lender disburses such advances, and any application or use of such proceeds for purposes other than those provided for in any Loan Document shall not defeat Tenant’s agreement to subordinate the Lease in whole or in part as set forth in this Agreement.

3.5          Turnover of Rent. Tenant shall pay to Lender all Rent otherwise payable to Landlord under the Lease upon written demand from Lender, and Tenant shall not have the right to contest or question the validity of any such written demand from Lender or the extent to which Lender may properly exercise its rights to collect rents from Landlord’s Premises pursuant to the provisions of the Loan Documents. The consent and approval of Landlord to this Agreement shall constitute an express authorization for Tenant to make such payments to Lender and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender’s written demand.

3.6          Additional Subordination; Bankruptcy Rights. Tenant shall not subordinate its rights under the Lease to any other mortgage, deed of trust, or other security instrument without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion. In the event the Lease is rejected or deemed rejected in any bankruptcy proceeding with respect to Landlord, Tenant shall not exercise its option to treat the Lease as terminated under 11 U.S.C. § 365(h), as amended, or any successor or similar statute.

3.7          Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them.

4.                                      Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Deed of Trust, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1          Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and that violate Successor Landlord’s obligations as landlord under the Lease. Notwithstanding the foregoing clause (b), Tenant shall not be entitled to exercise any Offset Right against Successor Landlord with respect to any Known Preexisting Conditions (as hereinafter defined) or to enforce Successor Landlord’s obligations to correct such conditions, unless Tenant shall have given Lender written notice of such conditions and an opportunity to inspect all of Tenant’s Premises prior to the applicable Foreclosure Event. As used herein, “Known Preexisting Conditions” means any conditions that existed on or affected Tenant’s Premises and were actually known to Tenant prior to the date of attornment, which conditions were required to be corrected by Former Landlord prior to the date of attornment pursuant to the Lease.

4.2          Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment, other than, and only to the extent of, prepayments expressly required under the Lease.

4.3          Payments; Security Deposit. Any obligation (a) to pay Tenant any sum(s)  that  any  Former Landlord owed to Tenant, or (b) with respect to any security deposited with Former Landlord, except to the extent that such security was actually delivered to Lender by Former Landlord and Lender has the legal right to use or apply such security for the purposes provided in the Lease.

4.4          Modification, Amendment, or Waiver.  Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender’s written consent.

4.5          Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6                               Construction-Related Obligations.  Any Construction-Related Obligation of Former Landlord.

5.                                      Exculpation of Successor Landlord.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, (a) the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Tenant’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other

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disposition of Tenant’s Premises by Successor Landlord (provided that Tenant shall have no interest in or right to participate in (i) any payments made under any promissory note received by Successor Landlord in connection with any such sale or other disposition, or (ii) any collateral held by Successor Landlord to secure such payments) (collectively, “Successor Landlord’s Interest”), and Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement, and (b) the obligations under the Lease of Lender or any affiliate of Lender which becomes a Successor Landlord shall terminate upon the transfer by such Successor Landlord of its interest in Landlord’s Premises, and thereupon Tenant shall look solely to the transferee for the performance of all obligations of the landlord under the Lease which accrue or otherwise become performable following the date of such transfer. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Nothing herein shall be construed to grant Tenant any right to seek any recovery from any Former Landlord or Successor Landlord to the extent that such recovery is not permitted under or is restricted by the provisions of the Lease.

6.                                      Lender’s Right to Cure.

6.1          Notice to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2          Lender’s Cure Period.  After Lender receives a Default Notice, Lender shall have a period of thirty(30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender agrees or undertakes otherwise in writing.

6.3          Extended Cure Period. In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Lender undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this Section 6.3, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.                                      Confirmation of Facts.

Tenant represents to Lender and to any Successor Landlord, in each case as of the Effective Date:

7.1          Effectiveness of Lease. The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises. Without limiting the foregoing, there are no oral or written agreements between Landlord and Tenant that would create any additional obligations of Landlord with respect to the Lease or Tenant’s Premises, or that would reduce or limit any obligations of Tenant under the Lease. Tenant has no interest in Landlord’s Premises, including any right or option to purchase any portion of Landlord’s Premises or any portion of Landlord’s interest therein, except as is expressly set forth in the Lease.  No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2          Rent. Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

7.3          No Landlord Default. To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

7.4          No Tenant Default. Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.5          No Termination. Tenant has neither commenced any action nor sent or received any notice to terminate the Lease.  Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6                               Commencement Date. The “Commencement Date” of the Lease was                                .

7.7          Acceptance. Except as set forth below in this Section 7.7: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises, and Tenant has accepted such performance by Landlord.

Exception(s) to the foregoing are noted below (if none, so specify):

7.8          No  Transfer.        Tenant  has  not  transferred,  encumbered,  mortgaged,  assigned,  conveyed  or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9          Due Authorization.   Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

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7.10        Tenant Concessions. Except as expressly set forth in the Lease, Tenant has made no agreements with Landlord, and Landlord has made no commitments to Tenant, for the provision of any Tenant Concessions to or for the benefit of Tenant or any affiliate of Tenant.

7.11        Advice of Counsel. Tenant has been afforded a full and complete opportunity to seek and obtain the advice and assistance of legal counsel in connection with Tenant’s entry into this Agreement, and Tenant has exercised such opportunity to the extent determined by Tenant to be necessary or appropriate for the protection of Tenant’s rights and interests.

8.                                      Miscellaneous.

8.1          Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this Section 8.1. Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

8.2          Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Lender assigns the Deed of Trust, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3          Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Deed of Trust and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.

8.4          Interaction with Lease and with Deed of Trust; Severability. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the beneficiary of, the Deed of Trust. Lender confirms that Lender has consented to Landlord’s entering into the Lease.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be considered severed from the rest of this Agreement and the remaining provisions shall continue in full force and effect as if such provision had not been included.

8.5          Lender’s Rights and Obligations. Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6          Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of California, excluding its principles of conflict of laws.  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

8.7          Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by written instrument executed by the party to be charged.

8.8          Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9          Costs and Attorneys’ Fees. In the event of any claim or dispute arising out of or in connection with the interpretation or enforcement of this Agreement, the party that substantially prevails shall be awarded, in addition to all other relief, all attorneys’ fees and other costs and expenses incurred in connection with such claim or dispute; including those fees, costs, and expenses incurred before or after suit, and in any arbitration, and any appeal, any proceedings under any present or future bankruptcy act or state receivership, and any post-judgment proceedings.

8.10        Lender’s Representation. Lender represents that Lender has full authority to enter into this Agreement, and Lender’s entry into this Agreement has been duly authorized by all necessary actions.

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IN WITNESS WHEREOF, this Agreement has been duly executed by Lender and Tenant as of the Effective Date.

LENDER:

BANK OF AMERICA, N.A.,
a national banking association

By:
Name:
Title:

TENANT:

By:
Name:
Title:

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LANDLORD’S CONSENT

Landlord is not a party to the foregoing Agreement, but Landlord consents and agrees to all of the provisions of the Agreement, including without limitation the provisions of Section 3.5 thereof, and Landlord shall not take or assert  as against Lender or Tenant any position that would be inconsistent with the provisions of the Agreement or that would cause the Tenant to be in breach of the Agreement. The Agreement was entered into at Landlord’s request. The Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Deed of Trust or the   Lease.  The Agreement discharges any obligations of Lender under the Deed of Trust and related Loan Documents to enter into a nondisturbance agreement with Tenant.

Dated: , 2012	LANDLORD:

BIXBY TORRANCE, LLC,
a Delaware limited liability company

	By:	Bixby Land Company, a California corporation, its Sole Member

By:
Name:
Title:

By:
Name:
Title:

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Schedule “A”

Description of Landlord’s Premises

ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City of Torrance, County of Los Angeles, and State of California, more particularly described as follows:

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ACKNOWLEDGMENT

State of California

County of

On                       before me,                                                                                 , Notary Public,

(here insert name of the officer)

personally appeared                                                                       who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

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ACKNOWLEDGMENT

State of California

County of

On                       before me,                                                                                 , Notary Public,

(here insert name of the officer)

personally appeared                                                                       who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

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ACKNOWLEDGMENT

State of California

County of

On                       before me,                                                                                 , Notary Public,

(here insert name of the officer)

personally appeared                                                                       who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

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EXHIBIT I

FORM OF CONSENT TO SUBLETTING

PACIFIC CENTER

TORRANCE, CALIFORNIA

CONSENT TO SUBLETTING

(FLIPSWAP, INC. / EMMAUS LIFE SCIENCES, INC.)

THIS CONSENT TO SUBLETTING (this “Consent”) is made as of October , 2014, by and among BIXBY TORRANCE, LLC, a Delaware limited liability company (“Landlord”), FLIPSWAP, INC., a Delaware corporation (“Tenant”), and EMMAUS LIFE SCIENCES, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

RECITALS

A.            Landlord (as successor-in-interest to TA/Western, LLC) and Tenant entered into that certain Standard Office Lease dated April 8, 2010, as subsequently amended by that  certain First Amendment to Lease dated November 4, 2011, (collectively, as amended, the “Master Lease”), relating to certain premises more particularly described in the Master Lease (“Premises”).

B.            Tenant and Subtenant have entered into a Sublease dated as of October , 2014 (“Sublease”). By the terms of the Sublease, Tenant will sublease to Subtenant and Subtenant will sublease from Tenant the Premises consisting of approximately 7,493 rentable square feet of space located on the eighth (8th) floor of that certain building located at 21250 Hawthorne Boulevard, Torrance, California    90503  (the  “Building”),  as  more  particularly  described  in  the  Sublease  (“Sublease Premises”).

C.            Tenant has requested that Landlord consent to Tenant subletting the Sublease Premises to Subtenant pursuant to the Sublease. Landlord has agreed to consent to the subletting on the following terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual agreements and covenants hereinafter set forth, Landlord, Tenant and Subtenant agree as follows:

Article I.               Definitions. Unless otherwise defined in this Consent, all defined terms used in this Consent shall have the same meaning and definition given them in the Master Lease.

Article II.              Concurrent Direct Lease to Subtenant. It is hereby acknowledged and agreed that concurrently herewith, Landlord and Subtenant are entering into a direct lease of the Sublease Premises (the “Direct Lease”). The term of the Direct  Lease will commence on January 1,  2016, immediately following the expiration of the existing term of the Master Lease and the term of the Sublease on December 31, 2015 (the “Sublease Expiration Date”).  Accordingly, Tenant hereby waives any and all rights to exercise any extension, expansion and termination options under the Master Lease, including, without limitation, as set forth in the following sections of Exhibit D (Addendum to Standard Office Lease) attached to the Master Lease, and which sections are hereby deleted in their entirety and shall be of no further force or effect: Section 9 (Option to Extend — One Option Period), Section 11 (Right of Offer), and Section 13 (Termination Option). Additionally, Tenant hereby acknowledges and agrees that, promptly following the execution and delivery of this Consent and the Direct Lease, Landlord shall be permitted to cause construction of the Landlord Work, at Landlord’s and/or Subtenant’s cost and expense, to be performed within the Sublease Premises. Accordingly, Tenant hereby consents to completion of the Landlord Work within the Sublease Premises in accordance with the Work Letter attached as Exhibit C to the Direct Lease, a copy of which Subtenant has provided to Tenant.

Article III.            Master Lease.

Section 3.01  The Sublease is and shall be at all times subject and subordinate to all of the terms and conditions of the Master Lease and, notwithstanding anything to the contrary contained in the Sublease, Subtenant agrees to perform all of the covenants of Tenant contained in the Master Lease insofar as the same relate to the Sublease Premises, provided that Subtenant shall not be obligated to pay rent, operating expenses or other charges in excess of the amounts specified in the Sublease. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, as between Tenant and Landlord, the provisions of the Master Lease shall prevail unaffected by the Sublease. Subtenant shall not violate any of the terms and conditions of the Master Lease to the extent applicable to the use and occupancy of the Sublease Premises. Any breach of the Master Lease by Tenant or any breach of the Sublease or Master Lease by Subtenant which results in a breach of the Master Lease, in either case, after receipt of any applicable notice and cure periods, shall entitle Landlord to all the rights and remedies provided in the Master Lease.

EXHIBIT I

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Section 3.02 Subtenant acknowledges and agrees that the term of the Sublease shall automatically terminate upon the termination of the Master Lease for any reason whatsoever, including, without limitation, the termination of the Master Lease prior to the expiration of the term thereof pursuant to a written agreement by and between Landlord and Tenant, or in the event of a default by Tenant that results in termination of the Master Lease (the effective date of any such termination, the “Master Lease Termination Date”). It is hereby acknowledged and agreed by Landlord and Subtenant, that if the Master Lease is terminated for any reason, including as set forth in the immediately preceding sentence, then concurrently with such termination, Landlord and Subtenant shall immediately enter into an amendment to the Direct Lease (“Direct Lease Amendment — Sublease Premises”), to include the Sublease Premises as part of the Premises covered by the Direct Lease effective as of the day immediately following the Master Lease Termination Date. Accordingly, from and after the date of the Master Lease Termination Date and execution and delivery of the Direct Lease Amendment-Sublease Premises, the Sublease and this Consent shall be of no further force or effect and the Direct Lease, as amended, shall thereafter govern Subtenant’s use and occupancy of the Sublease Premises. In such event of termination of the Master Lease, and continuing through the Sublease Expiration Date (December 31, 2015), Subtenant’s lease of the Sublease Premises shall be pursuant to the terms and conditions of the Direct Lease, provided, however, Subtenant shall pay rent for the Sublease Premises at the rental rate under the Sublease from the Master Lease Termination Date through the original Sublease Expiration Date (December 31, 2015).

Section 3.03 Tenant represents and warrants to Landlord that  (a) attached to this Consent as Exhibit A is a true and correct copy of the Master Lease, and there exist no amendments, modifications, or extensions of or to the Master Lease except as specified herein, and the Master Lease is now in full force and effect; and (b) to Tenant’s actual knowledge, there exist no defenses or offsets to enforcement of the Master Lease by Landlord or Tenant. To Tenant’s actual knowledge, (i) Landlord is not in default in the performance of the Master Lease, (ii) Landlord has not committed any breach thereof, and (iii) no event has occurred which, with the passage of time, or the giving of notice, or both, would constitute a default or breach by Landlord. Tenant confirms that it has not assigned or transferred its interest under the Master Lease or subleased any portion of  the Premises except  pursuant  to the Sublease. Notwithstanding any provision to the contrary in the Sublease or in any other agreement, Subtenant acknowledges that it shall have no right and there shall not be vested in Subtenant any right to exercise rights of first refusal, options, or other similar preferential rights, if any, given to Tenant under the Master Lease.

Section 3.04    Tenant and Subtenant represent and warrant to Landlord that (a) there are no additional payments of rent or consideration of any type payable by Subtenant to Tenant with regard to the Sublease Premises other than as disclosed in the Sublease, (b) a true, correct and complete copy of the Sublease is attached hereto as Exhibit B, (c) no amendment to the Sublease shall be effective or enforceable between Tenant and Subtenant unless and until Landlord shall have consented to such amendment in writing, which consent shall not be unreasonably withheld, delayed or conditioned, and (d) Landlord is not obligated to make any repairs or perform work of any kind with respect to the Sublease Premises or Subtenant’s occupancy, unless otherwise stated in separate written agreements between Landlord and Subtenant, except the foregoing is not intended to, and does not, waive any obligation of Landlord to Tenant to maintain and repair portions of the Premises as may be required under provisions of the Master Lease. Without limiting the generality of the foregoing, Tenant and Subtenant acknowledge that the Building has not undergone an inspection by a certified access specialist and no representations are made with respect to compliance of with accessibility standards.

Article IV.            Consent of Landlord.

Section 4.01 Landlord hereby consents to the subletting of the Sublease Premises to Subtenant pursuant to the terms of the Sublease and subject to the terms of this Consent. Landlord’s consent as set forth herein shall not release or discharge Tenant of any of its obligations under the Master Lease or release, discharge or alter the primary liability of Tenant to pay rent and all other sums due under the Master Lease and to perform and comply with all other obligations of Tenant under the Master Lease, except, as to the foregoing, to the extent paid or performed by Subtenant.

Section 4.02 As between Landlord and Tenant the Sublease shall not alter, amend or otherwise modify any provisions of the Master Lease. Landlord shall have no obligations to any party in connection with the Sublease Premises other than those obligations set forth in the Master Lease. Notwithstanding anything to the contrary herein, Tenant and Subtenant hereby acknowledge and agree that Landlord is not a party to the Sublease and is not bound by the provisions thereof, including, without limitation, any modifications or amendments thereof, and Landlord has not, and will not, review or approve any of the provisions of the Sublease.  Further, Tenant acknowledges that Landlord provides no assurance or representation regarding any form of Sublease (regardless of whether any such form or agreement may have been provided by Landlord), or any of the terms or provisions thereof. This Consent shall not be construed as a consent by Landlord to, or as permitting, any other or further subletting or assignment by Tenant or Subtenant. Landlord shall not be bound or estopped in any way by the provisions of the Sublease. Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Subtenant might have against Tenant, (iii) be bound by any Base Rent or additional rent which Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit made with Tenant, except to the extent Tenant has delivered such security deposit to Landlord (and accordingly, if Landlord does not receive the Security Deposit from Tenant, Landlord shall have no liability or responsibility to Subtenant for such Security Deposit

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and Subtenant shall receive no benefit or credit therefor). If Landlord does receive the Security Deposit under the Sublease, the amount of such Security Deposit so received by Landlord shall be held by Landlord as an addition to the Security Deposit under the Master Lease.

Article V.              Assignment of Rent.

Section 5.01 Subject to the terms hereof and to those of Section 5.2 below, Tenant hereby absolutely and irrevocably assigns and transfers to Landlord Tenant’s rights under the Sublease to all rentals and other sums due Tenant under the Sublease to secure payment of Tenant’s rent due under the Master Lease. Pursuant to the terms of Section 12.6 (Transfer Premium from Assignment or Subletting) of the Master Lease, and in addition to all sums due under the Master Lease, Tenant agrees to pay to Landlord as additional rent an amount equal to one-half (1/2) of the amount Tenant receives from Subtenant which is excess of the Base Rent owed to Landlord pursuant to the terms of the Master Lease with respect to the Sublease Premises.

Section 5.02 Landlord agrees that until a default shall occur in the performance of Tenant’s obligations under the Master Lease (after applicable notice and cure periods set forth in the Master Lease), Tenant shall have a license to receive, collect and enjoy the rentals and other sums due Tenant under the Sublease except as otherwise provided under the Master Lease. However, said license shall automatically terminate without notice to Tenant upon the occurrence of a default by Tenant in the performance of its obligations under the Master Lease (after applicable notice and cure periods set forth in the Master Lease) and Landlord may thereafter, following written notice to Tenant and Subtenant, receive and collect, directly from Subtenant, all rentals and other sums due or to be due Tenant under the Sublease. Subject to the terms of this Consent above with respect to the agreement of Landlord and Subtenant to enter into a Direct Lease Amendment- Sublease Premises, Landlord shall not, by reason of the assignment of all rentals and other sums due Tenant under the Sublease nor by reason of the collection of said rentals or other sums from the Subtenant, (a) be bound by or become a party to the Sublease, (b) be deemed to have accepted the attornment of Subtenant, or (c) be deemed liable to Subtenant for any failure of Tenant to perform and comply with Tenant’s obligations under the Sublease. Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt by Subtenant of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Master Lease (after applicable notice and cure periods set forth in the Master Lease), to pay directly to Landlord the rents and all other amounts payable by Subtenant under the Sublease as they become due. Tenant agrees that Subtenant shall have the right to rely solely upon such notice from Landlord notwithstanding any conflicting demand by Tenant or any other party. Tenant hereby agrees that it shall not have a claim against Subtenant for relying on any written notice from Landlord and/or paying rent and other sums due under the Sublease directly to Landlord in accordance with this Section 5.2. Without limiting the generality of the foregoing, the acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant or Subtenant of the Master Lease or Sublease other than the failure of Tenant or Subtenant, as the case may be, to pay the particular rental so accepted. Tenant and Subtenant each agree and acknowledge that the foregoing provides actual and sufficient knowledge to Tenant and Subtenant, respectively,  pursuant to California Code of Civil Procedure Section 1161.1(c), that acceptance of a partial rent payment by Landlord does not constitute a waiver of any of Landlord’s rights under said Section 1116.1(c).

Article VI.   Indemnification.    Tenant  and  Subtenant  each,  collectively  and  individually, agree to indemnify and hold harmless Landlord and Landlord’s members, agents, employees, partners, shareholders, directors, invitees, and independent contractors (collectively “Agents”) of Landlord, against and from any and all claims, losses, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, attorneys’ fees and consultants’ fees) (collectively, “Claims”) arising from or related to the following: (a) Subtenant’s use of the Sublease Premises or any activity done, permitted or suffered by Subtenant in, on or about the Sublease Premises, the Building, or the Property; (b) the Sublease and any act or omission by Subtenant or its Agents in connection with or related to the Sublease, the Sublease Premises, the Building, or the Property; (c) any Hazardous Material used, stored, released, disposed, generated, or transported by Subtenant or its Agents in, on, or about the Sublease Premises, including without limitation, any Claims arising from or related to any Hazardous Material investigations, monitoring, cleanup or other remedial action; and (d) any action or proceeding brought on account of any matter referred to in items (a), (b), and/or (c). In addition to the foregoing, the indemnification of Landlord by Tenant as set forth in Section 21 (Indemnity) of the Master Lease for any loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, shall extend to Subtenant (and therefore Subtenant shall indemnify Landlord as Tenant  would indemnify Landlord subject to and in accordance with the provisions of Section 21 of the Master Lease). If any action or proceeding is brought against Landlord by reason of any such Claims,  upon notice from Landlord, Tenant and Subtenant each agree to defend the same at their own expense with counsel reasonably satisfactory to Landlord. The obligations of Tenant under this Section 6 shall survive any termination of the Sublease or the Master Lease.

Article VII. Assignment and Sub-Subletting.  Subtenant  shall  not  voluntarily  or  by operation of law, (1) mortgage, pledge, hypothecate or encumber the Sublease or any interest therein, (2) assign or transfer the Sublease or any interest therein, sub-sublet the Sublease Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees or Subtenant excepted) to occupy or use the Sublease Premises, or any portion thereof, without first obtaining the written consent of Landlord.

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Article VIII.         Miscellaneous Provisions.

Section 8.01 Tenant Defaults. Landlord shall  promptly  notify  Subtenant  of  any default by Tenant under the Master Lease of which Landlord has actual knowledge and which is not cured within any applicable notice and cure period provided in the Master Lease; provided, however, that the failure of Landlord to provide such notice shall not give rise to liability on the part of Landlord or otherwise alter or modify the rights and obligations of the parties hereunder. The giving of any such notice to Subtenant shall not vest in Subtenant any rights or remedies except as otherwise expressly set forth herein.

Section 8.02 Modification. Tenant and Subtenant agree not to amend, modify, supplement, or otherwise change in any respect the Sublease except with the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. This Consent shall not create in Subtenant, as a third party beneficiary or otherwise, any rights except as set forth in this Consent.

Section 8.03 Entire Agreement; Successors. This Consent, together with the provisions of the Master Lease relating to subletting or assigning, contains the entire agreement between the parties hereto regarding the matters which are the subject of this Consent. In the event of a permitted assignment under the Master Lease by Landlord or Tenant of its interest in the Master Lease, then the assignee of either Landlord or Tenant, as appropriate, shall automatically be deemed to be the assignee of Landlord or Tenant under this Consent, and such assignee shall automatically assume the obligations of Landlord or Tenant under this Consent. No other assignments of this Consent shall be permitted, except with the written consent of all parties hereto. Any attempted assignment in violation of this section shall be void. The terms, covenants and conditions of this Consent shall apply to and bind the heirs, successors, the executors and administrators and permitted assigns of all the parties hereto. The parties acknowledge and agree that no rule or construction, to the effect that any ambiguities are to be resolved against the drafting party, shall be employed in the interpretation of  this Consent. If  any provision of this Consent is determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Consent, and all such other provisions shall remain in full force and effect.

Section 8.04 Notices. All notices, demands, statements, or  communications (collectively, “Notices”) given or required to be given by any other party to another shall be in writing, shall be sent by (i) United States certified or registered mail, postage prepaid, return receipt requested, or (ii) a reputable national overnight courier service with receipt therefor or (iii) delivered personally. Any Notice will be deemed given three (3) days after it is mailed or upon the date personal delivery is made. If Tenant or Subtenant are notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor (if applicable), Tenant and Subtenant agree to provide such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Consent by registered or certified mail, and such mortgagee or ground or underlying lessor (if applicable) shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. All Notices shall be sent to the following addresses, or to such other place as each party may from time to time designate in a written notice to the other parties:

LANDLORD:	BIXBY TORRANCE, LLC
c/o Bixby Land Company
2211 Michelson Drive, Suite 500
Irvine, California 92612
Attention: Vice President, Operations

With a copy to:

BIXBY TORRANCE, LLC
c/o Bixby Land Company
2211 Michelson Drive, Suite 500
Irvine, California 92612
Attention: Property Manager, Pacific Center

TENANT:	FLIPSWAP, INC.
Park West 1 & 2
1507 LBJ Freeway, Suite 500
Farmers Branch, Texas 75234
Attention: Jim Fredericks

SUBTENANT:	EMMAUS LIFE SCIENCES, INC.
21250 Hawthorne Boulevard, Suite 800
Torrance, California 90503
Attention: Willis Lee

With a copy to:

EMMAUS LIFE SCIENCES, INC.
20725 South Western Avenue, Suite 136
Torrance, California 90501

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Attention: Willis Lee

Without limiting the generality of the notice requirements set forth in the Master Lease, Tenant hereby agrees to give Landlord immediate notice when any one or more of the following conditions arise: (1) the Sublease expires or is terminated; (2) the rent due pursuant to the Sublease is adjusted; (3) Subtenant renews or extends the term of the Sublease; or (4) Subtenant subleases additional space. In addition, notwithstanding anything in the Master Lease or this Consent to the contrary, Landlord’s failure to give a notice of any breach or default under the Master Lease or this Consent to Tenant or Subtenant shall not be construed to release Tenant or Subtenant from any of the covenants, agreements, terms, provisions and conditions of the Master Lease or this Consent. The foregoing shall not, however, serve to excuse Landlord from making any notice required of Landlord under the terms of the Master Lease.

Section 8.05 Attorneys’ Fees. If either party hereto fails to perform any  of  its obligations under this Consent or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Consent, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Consent shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Consent and to survive and not be merged into any such judgment.

Section 8.06 Counterparts. This Consent may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

Section 8.07  Brokerage Commissions.  Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease or this Consent and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys’ fees) incurred by Landlord in resisting any claim for any such brokerage commission.

Section 8.08         Recapture. (Intentionally Omitted)

Section 8.09 Choice of Law. The terms and provisions of  this Consent shall be construed in accordance with and governed by the laws of the State of California.

Section 8.10 Limitation on Liability. Tenant and Subtenant agree that the liability of Landlord hereunder and any recourse by Tenant or Subtenant against Landlord shall be subject to the limitations on liability set forth in the Master Lease. In addition, neither Landlord, nor any of its constituent members, partners, subpartners, or agents, shall have any personal liability, and Tenant and Subtenant each hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant and/or Subtenant.

Section 8.11 Joint and Several. Tenant and Subtenant shall be jointly and severally liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant which arise during the term of the Sublease for services rendered and materials supplied to the Sublease Premises pursuant to the Master Lease, Sublease and/or this Consent.

Section 8.12 No Merger. The voluntary or other surrender of the Master Lease by Tenant, or a mutual cancellation, termination or expiration thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord in its sole discretion, operate as an assignment to Landlord of any or all such subleases or subtenancies.

Section 8.13 Conditions to Effectiveness. Submission of this instrument for examination or signature by Tenant or Subtenant is not effective as a consent or otherwise and this Consent shall not be binding upon or effective against Landlord unless and until (i) this Consent is signed by and delivered to all parties hereto, (ii) an executed original or duplicate original of the Sublease, complying in form and substance with the terms of the Master Lease and this Consent, has been delivered to Landlord, (iii) Landlord has received and reviewed financial statements in a form reasonably satisfactory to Landlord reflecting Subtenant’s current financial condition and Landlord has approved the same, (iv) Subtenant has delivered evidence of insurance in compliance with Section 8 (Insurance) of the Master Lease, and (v) Tenant shall pay to Landlord concurrently herewith the fee specified in Section 12.8 (Landlord’s Expenses) of the Master Lease relating to the subletting of the Sublease Premises to Subtenant.

Section 8.14 Authority; Counterparts.  Two  (2) authorized  officers must  sign  on behalf of the Tenant and Subtenant and this Consent must be executed by the president or vice-president and the secretary or assistant secretary of each entity, unless the bylaws or a resolution of the board of directors shall otherwise provide.  In such case, the bylaws or a certified copy of the resolution of Tenant

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or Subtenant, as the case may be, must be furnished to Landlord. This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

Section 8.15 Waiver of Subrogation. Landlord, by giving Landlord’s consent to the Sublease, and Subtenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Subtenant pursuant to the Insurance Section of the Master Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. The provisions of this Section 8.15 shall not apply in those instances in which such waiver of subrogation would invalidate such insurance coverage or would cause either party’s insurance coverage to be voided or otherwise uncollectible.

Section 8.16 Letter of Credit. In connection with the Master Lease and pursuant to the terms of Section 8 (Additional Consideration [Letter of Credit]) of Exhibit D (Addendum to Standard Office Lease), and Exhibit F (Additional Consideration [Letter of Credit]), attached to the Master Lease, Landlord is currently holding that certain Irrevocable Standby Letter of Credit Number SVBSF008236 in the face amount of $80,000.00 for the benefit of Landlord (the “Letter of Credit”). Tenant hereby covenants and agrees to take all necessary actions to keep the Letter of Credit in place and in full force and effect through the expiration of the L/C Term, pursuant to and in accordance with Section 2 (Renewal of L/C) of Exhibit F attached to the Master Lease. Landlord will continue to hold the Letter of Credit as security for the faithful performance by Tenant of the terms of the Master Lease, as amended, and not as prepayment of rent, subject to and in accordance with the terms of Exhibit F attached to the Master Lease.

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IN WITNESS WHEREOF, Landlord, Tenant and Subtenant have executed this Consent as of the day and year first hereinabove written.

LANDLORD:	BIXBY TORRANCE, LLC,
a Delaware limited liability company

	By:	Bixby Land Company
a California corporation, its Sole Member

By:
Name:
Title:

By:
Name:
Title:

TENANT:	FLIPSWAP, INC.,
a Delaware corporation

By:
Printed Name:
Its:

By:
Printed Name:
Its:

SUBTENANT:	EMMAUS LIFE SCIENCES, INC.,
a Delaware corporation

By:
Printed Name:
Its:

By:
Printed Name:
Its:

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EXHIBIT A

MASTER LEASE

[see attached]

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EXHIBIT B

SUBLEASE

[see attached]

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EXHIBIT J

MONUMENT SIGNAGE

TENANT’S INITIALS HERE:

EXHIBIT J

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RIDER NO. 1 TO OFFICE LEASE

EXTENSION OPTION RIDER

This Rider No. 1 is made and entered into by and between BIXBY TORRANCE, LLC, a Delaware limited liability company (“Landlord”), and EMMAUS LIFE SCIENCES, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1.             Landlord hereby grants to Tenant (1) option (the “Extension Option”) to extend the Term of the Lease for an additional period of four (4) years (the “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Monthly Base Rent, which shall equal the greater of (a) the Monthly Base Rent payable by Tenant during the last month of the then current Term immediately preceding the Option Term, or (b) the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of Section 3 below.

2.             The Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is eleven (11) months and no later than that date which is nine (9) months prior to the expiration of the then current term of the Lease. The Extension Option shall, at Landlord’s sole option, not be deemed to be properly exercised if, at the time the Extension Option is exercised or on the scheduled commencement date for the Option Term, Tenant has (a) committed an uncured event of default whose cure period has expired pursuant to Section 18 of the Lease, (b) assigned all or any portion of the Lease or its interest therein, or (c) sublet all or any portion of the Premises. Provided Tenant has properly and timely exercised the Extension Option, the then current Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above.

3.             If Landlord determines that the Monthly Base Rent for the Option Term shall be the Monthly Base Rent payable by Tenant during the last month of the then current Term pursuant to Section 1(a) above, such determination shall be conclusive, Tenant  shall have no right to object thereto, and the following provisions regarding the determination of the fair market rental rate shall not apply. If, however, Landlord determines that the Monthly Base Rent for the Option Term shall be the fair market rental rate pursuant to Section 1(b) above, then such fair market rate shall be determined in accordance with the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2.

4.             Notwithstanding the fair market rental rate determined pursuant to Section 3 above, in no event shall the Monthly Base Rent payable during the Option Term be less than the Monthly Base Rent payable during the last month of the immediately preceding Term.

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RIDER NO. 1

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RIDER NO. 2 TO OFFICE LEASE

FAIR MARKET RENTAL RATE

This Rider No. 2 is made and entered into by and between BIXBY TORRANCE, LLC, a Delaware limited liability company (“Landlord”), and EMMAUS LIFE SCIENCES, INC., a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1.             The term “fair market rental rate” as used in the Lease and any Rider attached thereto shall mean the annual amount per square foot, projected during the Option Term that a willing, non-equity renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, institutional landlord of a comparable Class “A” office building located in the Torrance, California market area (the “Comparison Area”) would accept, in an arm’s length transaction (what Landlord is accepting in then current transactions for the buildings located in the Project may be used for purposes of projecting rent for the Option Term), for space of comparable size, quality and floor height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, and taking into account items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, tenant improvement allowances, parking charges and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar office buildings. All economic terms other than Monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expense allowances, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market  rental rate for the Option Term. Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above. The fair market rental rate shall include the periodic rental increases that would be included for space leased for the period of the Option Term.

2.             In the event the determination of fair market rental rate is required under the Lease (as set forth in Rider No. 1 above), Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than ninety (90) days following Landlord’s receipt of Tenant’s Extension Notice. Tenant shall have ten (10) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to reasonably object thereto in writing. Failure of Tenant to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s approval and acceptance thereof. If within Tenant’s Review Period Tenant objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective legal counsel to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Section 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations.  Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period. The parties shall each provide the other with such supporting information and documentation as they deem appropriate. At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate. If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), Tenant’s Extension Option will be deemed null and void unless Tenant demands appraisal, in which event each party’s determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3.             (a) Landlord and Tenant shall each appoint one (1) competent, independent and impartial commercial real estate broker with at least ten (10) years full time commercial real estate brokerage experience in the Comparison Area (each a “broker”). The determination of the brokers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the brokers, taking into account the requirements specified in Section 1 above. Each such broker shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b)           The two (2) brokers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed broker agree upon and appoint a third broker who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) brokers.

(c)           The three (3) brokers shall within thirty (30) days of the appointment of the third broker reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and final fair market rental rate, and shall notify Landlord and Tenant thereof. During such thirty (30) day period, Landlord and Tenant may submit to the brokers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the brokers jointly to question and respond to questions from the brokers.

(d)           The decision of the majority of the three (3) brokers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to nullify the exercise of the Extension Option. If either Landlord or Tenant fails to appoint an broker within the time period specified in Section 3(a) hereinabove, the broker appointed by one of them shall within thirty (30) days following the date on which the party failing to appoint an broker could have last appointed such broker reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such broker’s decision shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to nullify the exercise of the Extension Option.

RIDER NO. 2

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(e)           If the two (2) brokers fail to agree upon and timely appoint a third broker, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Orange County to appoint a third broker meeting the qualifications set forth herein. The third broker, however, selected, shall be a person who has not previously acted in any capacity for either party.

(f)            The cost of each party’s broker shall be the responsibility of the party selecting such broker, and the cost of the third broker (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g)           If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable lease term, then the fair market rental rate estimated by Landlord will be used until the broker(s) reach a decision,  with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the brokers select Tenant’s submitted best and final estimate of the fair market rental rate. The parties shall enter into an amendment to the Lease confirming the terms of the decision.

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RIDER NO. 3 TO OFFICE LEASE

OPTIONS IN GENERAL

This Rider No. 3 is made and entered into by and between BIXBY TORRANCE, LLC, a Delaware limited liability company (“Landlord”), and EMMAUS LIFE SCIENCES, INC., a Delaware corporation, a Delaware corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease. All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all exhibits and Riders attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

(a)           Definition. As used in the Lease and any Rider or Exhibit attached hereto, the word “Option” shall mean all options granted to Tenant under the Lease, including the Extension Option pursuant to Rider No. 1 attached hereto.

(b)           Option Personal. The Option granted to Tenant is personal to the original Tenant executing the Lease (the “Original Tenant”), and its Affiliates permitted under Section 11 of the Lease, and may be exercised only by the Original Tenant, or its Affiliates, while occupying the entire Premises and without the intent of thereafter assigning the Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the Original Tenant, or its Affiliates. The Option granted to Tenant under the Lease is not assignable separate and apart from the Lease, other than to an Affiliate pursuant to and in accordance with Section 11 of the Lease, nor may the Option be separated from the Lease in any manner, either by reservation or otherwise.

(c)           Effect of Default on Options. Tenant will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant is in default of any monetary obligation or material non-monetary obligation under the terms of the Lease (or if Tenant would be in such default under the Lease but for the passage of time or the giving of notice, or both) as of Tenant’s exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period of the Lease.

(d)           Option as Economic Term. The Option is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

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RIDER NO. 3

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